Exhibit 3.136(a)

ARTICLES OF AMENDMENT AND RESTATEMENT

OF THE

ARTICLES OF INCORPORATION

OF

SKYLINE CLUB, INC.

The undersigned officer of the above corporation (the “Corporation”) existing pursuant to the Indiana Business Corporation Law, as amended (the “Act”), desiring to give notice of corporate action effectuating the amendment and restatement of its Articles of Incorporation, certifies the following facts:

ARTICLE I

AMENDMENT AND RESTATEMENT

FIRST. The date of incorporation of the Corporation is October 31, 1980.

SECOND. The name of the Corporation is Skyline Club, Inc. The name of the Corporation at the time of incorporation was Indianapolis City Club, Inc.

THIRD. The name of the corporation following the Amendment and Restatement of the Articles of Incorporation of the Corporation is Skyline Club, Inc.

FOURTH. The exact text of the Amended and Restated Articles of Incorporation of the Corporation is attached hereto and made a part hereof as Exhibit A (the “Amended Articles”).

FIFTH. The Amended Articles shall be effective upon filing with the Secretary of State of the State of Indiana.

ARTICLE II

MANNER OF ADOPTION AND VOTE

The Amended Articles contain an amendment requiring shareholder approval. The Amended Articles were adopted by written consent by the Board of Directors on November 9, 2010, which consent was signed by each of the directors, and by written consent of the shareholders of the Corporation entitled to vote thereon on November 9, 2010, which consent was signed by each of the shareholders entitled to vote thereon.

The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the Amended Articles, the number of votes of each voting group represented, and the number of votes cast for and against the Amended Articles by each voting group entitled to vote separately on the Amended Articles is set forth below:

Designation of each Voting Group	TOTAL	Common
Number of Outstanding Shares	1000	1000
Number of Votes Entitled to Be Cast	1000	1000
Number of Votes Represented at Meeting	1000	1000
Number of Votes in Favor	1000	1000
Number of Votes Against	0	0

The number of votes cast for the Amended Articles by each voting group entitled to vote thereon was sufficient for approval by that voting group.

ARTICLE III

COMPLIANCE WITH LEGAL REQUIREMENTS

The undersigned officer of the Corporation hereby presents these Articles of Amendment and Restatement of the Articles of Incorporation of the Corporation to the Secretary of State of the State of Indiana for filing, and states that the manner of their adoption and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the previously existing articles of the Corporation, and the By-Laws of the Corporation.

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IN WITNESS WHEREOF, the undersigned officer executes these Articles of Amendment and Restatement of the Articles of Incorporation of the Corporation, and verifies subject to the penalties of perjury that the facts contained herein are true, this 10th day of November, 2010.

SKYLINE CLUB, INC.

By:	/s/ Ingrid Keiser
Ingrid Keiser, Secretary

This document prepared by:

Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle WA 98101-3099

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SKYLINE CLUB, INC.

The above corporation (hereinafter referred to as the “Corporation”) existing pursuant to the Indiana Business Corporation Law, as amended (the “Act”), desiring to give notice of corporate action effectuating amendment and restatement of its Articles of Incorporation, sets forth the following facts:

First. The name of the corporation is Skyline Club, Inc. (the “Corporation”).

Second. The address of the Corporation’s registered office in the State of Indiana is 251 East Ohio Street, Suite 500, Indianapolis, Indiana 46204. The name of its registered agent at such address is Corporation Service Company.

THIRD. The Corporation has been formed for the following purposes:

(a)                    to manage, lease and/or operate one or more sports or business clubs, in the City of Indianapolis, State of Indiana, including the sports or business club commonly known as Skyline Club - Indianapolis (the “Business”);

(b)                   to engage in any activities necessary to purchase, acquire, own, hold, sell, endorse, transfer, assign, pledge, lease, mortgage and finance the Business including, without limitation, the grant of a security interest in or mortgage on such Business;

(c)                    to engage in any activities necessary to hold, receive, exchange, otherwise dispose of and otherwise deal in and exercise all rights, powers, privileges, and all other incidents of ownerships or possession with respect to all of the Corporation’s property;

(d)                   to engage in any activities necessary to authorize, execute and deliver any agreement, notice or document in connection with the activities described above, including the filing of any notices, applications and other documents necessary or advisable to comply with any applicable laws, statutes, rules and regulations; and

(e)                    to engage in any lawful activities and to exercise such powers permitted to corporations under the Act.

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 1,000. All such shares are to be Common Stock, par value of $1.00 per share, and are to be of one class.

FIFTH. Reserved.

SIXTH. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SEVENTH.

(a)                    The business and affairs of the Corporation shall be managed by or under the direction of the Corporation’s Board of Directors.

(b)                   The number of directors of the Corporation shall be as from time to time fixed by the Corporation’s Board of Directors, or in any other manner provided in the By-Laws of the Corporation.

EIGHTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Indiana, the Corporation’s Board of Directors is expressly authorized to make, alter and repeal the By-Laws of the Corporation, provided, however, that the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.

NINTH. The Corporation shall respect and appropriately document the separate and independent nature of its activities, as compared with those of any other person or entity, take all reasonable steps to continue its identity as a separate legal entity, and make it apparent to third persons that the Corporation is an entity with assets and liabilities distinct from those of any other person or entity.

TENTH. Reserved.

ELEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Act as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

TWELFTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, and other provisions authorized by the laws of the State of Indiana at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Amended and Restated Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this article.

THIRTEENTH. Reserved.

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FOURTEENTH. The Corporation shall not, without the unanimous vote of the entire Corporation’s Board of Directors without any vacancies, institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or seek or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of this Corporation or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action; or take or consent to any of the foregoing actions with respect to any subsidiary of the Corporation.

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